Phase 1 Study of P-PSMA-101 CAR-T Cells in Patients With Metastatic Castration-Resistant Prostate Cancer (mCRPC) Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY Exhibit 99.2

# Phase 1 mCRPC Clinical Trial: P-PSMA-101-001

- P-PSMA-101 is an autologous CAR-T therapy targeting PSMA and is made using a unique non-viral transposon system (piggyBac®) that results in a CAR-T product composed of a high percentage of stem cell memory T cells ($T_{SCM}$).
- Open label, 3+3 design, dose escalation + recommended Phase 2 dose expansion, 60 patients.
- Standard 3-day lymphodepletion regimen: fludarabine 30 mg/m$^2$ and cyclophosphamide 300 mg/m$^2$.
- Standard response criteria as per PCWG3: PSA, bone scans/CT, and exploratory biomarkers and novel tumor-targeted PET imaging (PSMA-PET, FDG).
- PET imaging was dependent on institutional availability.
- Key inclusion criteria: mCRPC, measurable disease, received a CYP17 inhibitor or second-generation anti-androgen therapy and a taxane, and adequate organ function.
- Key exclusion criteria: second malignancy, active infection, or significant autoimmune, central nervous system, cardiac, ocular, or liver disease.
- 17 patients have been treated, with 14 by the Dec 31, 2021 data cutoff for this presentation



P-PSMA-101 infusion
Bridging therapy permitted
Lymphodepletion
Inpatient monitoring
≤ Week -8
Week -4
Days -5, -4, -3
Day 0
Week 2
PD or 2 years to LTFU
Leukapheresis
Enrollment
Baseline assessments
Safety, efficacy, and biomarker assessments

CAR = chimeric antigen receptor; CT = computed tomography; FDG = fluorodeoxyglucose; LTFU = long-term follow-up; mCRPC = metastatic castration-resistant prostate cancer; PCWG3 = Prostate Cancer Working Group 3; PD = progressive disease; PET = positron emission tomography; PSA = prostate-specific antigen; PSMA = prostate membrane-specific antigen.

ASCO Genitourinary Cancers Symposium #GU22

PRESENTED BY: Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY

Content of this presentation is the property of the author, licensed by ASCO. Permission required for reuse.
ASCO AMERICAN SOCIETY OF CLINICAL ONCOLOGY KNOWLEDGE CONQUERS CANCER

TEAEs (n=14) TRAEs (n=14) Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY a Grade ≥3 events were 2 cases of macrophage activation syndrome/CRS, one fatal after non-compliance in follow-up. CRS was frequently associated with transaminitis and intermittently with ocular symptoms/inflammation. b Patient counted once for either term. ALT = alanine aminotransferase; aPTT = activated partial thromboplastin time; AST = aspartate aminotransferase; CRS = cytokine release syndrome; ICANS = immune effector cell–associated neurotoxicity; TEAE = treatment-emergent adverse event; TRAE = treatment-related adverse event. Treatment-Emergent Adverse Events TEAE, n (%) Overall Grade ≥3 Dose-limiting toxicity (at dose 0.75 x 106 cells/kg) 1 (7) 1 (7) CRSa 8 (57) 2 (14) ICANS 2 (14) 1 (7) Neutropenia/neutrophil count decreasedb 5 (36) 5 (36) Thrombocytopenia/platelet count decreasedb 5 (36) 4 (27) Anemia 5 (36) 5 (36) Infection     Overall 2 (14) 1 (7)     First month 2 (14) 1 (7) TRAE, n (%) With >20% incidence Grade ≥3 CRS 7 (50) 2 (14) Headache 7 (50) 0 (0) Fatigue 6 (43) 1 (7) Chills 5 (36) 0 (0) AST increased 5 (36) 3 (21) Vision blurred 4 (29) 0 (0) ALT increased 4 (29) 1 (7) Pyrexia 3 (21) 0 (0) aPTT prolonged 3 (21) 0 (0)

# Efficacy: Exceptional Antitumor Responses at the Lowest Dose Levels

## Marked decreases in PSA and PSMA-PET SUVs



PSMA-PET (best response from baseline: highest SUV lesion)
PSA Central (best response from baseline)
PSA Local (best response from baseline)
Received dexamethasone after CAR-T cells administered
Percent change
100
50
0
-50
-100
217-003f
220-004
219-003
217-001
217-010
217-008
205-003
218-005
219-002
219-001
217-206
218-002g
220-005
220-003

**PSA and CTC response[a]**

| Response | n (%) |
|---|---|
| PSA response (≥30% decrease) | 6 (42.9) |
| PSA response (≥50% decrease) | 5 (35.7) |
| CTC0[b] | 1[d] (20.0) |
| $CTC_{conv}$[c] | 1[e] (20.0) |

[a] Central or local results. [b] CTC0 (n=5) defined as patients with CTCs >0 at enrollment and CTC = 0 at a post-infusion CTC assessment (12–13-week follow-up). [c] $CTC_{conv}$ (n=5) defined as patients with CTCs ≥5 at enrollment, then CTCs ≤4 measured at a post-infusion assessment. [d] Patient 219-001. [e] Patient 217-206. [f] Only 1 PSA timepoint obtained from patient. [g] Patient 218-002 received dexamethasone 2 mg BID starting at month 3 post–P-PSMA-101 infusion due to bone pain; steroid was tapered to 0.5 mg QD and is currently ongoing. BID = twice daily; CAR = chimeric antigen receptor; CTC = circulating tumor cells; PET = positron emission tomography; PSA = prostate-specific antigen; PSMA = prostate membrane-specific antigen; QD = every day; SUV = standardized uptake value.

ASCO Genitourinary Cancers Symposium #GU22

PRESENTED BY: Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY

Content of this presentation is the property of the author, licensed by ASCO. Permission required for reuse.

ASCO AMERICAN SOCIETY OF CLINICAL ONCOLOGY KNOWLEDGE CONQUERS CANCER

Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY 105 40 30 20 10 0 104 102 50 103 -70 0 20 40 60 80 100 120 140 160 180 200 220 240 Days after infusion PSA (ng/mL) P-PSMA-101/µg DNA P-PSMA-101 copies/µg DNA in peripheral blood P-PSMA-101 copies/µg DNA in biopsy tissue PSA Baseline 12 weeks Biopsy at week 10 of prior bone metastasis showed CAR-T cells, bone remodeling, and bone marrow but no tumor cells. CAR = chimeric antigen receptor; FDG = fluorodeoxyglucose; PET = positron emission tomography; PK = pharmacokinetics; PSA = prostate-specific antigen; PSMA = prostate membrane-specific antigen; SUV = standardized uptake value. PK, PSA, PSMA-PET, FDG-PET, bone scan, and pathology correlate in response Biopsy at week 10 Patient 220-003: Evidence of Near-Complete Tumor Elimination 68Ga-PSMA-11 (PSMA-PET) Baseline 4 weeks 12 weeks FDG-PET Baseline 12 weeks Tumor SUV: 28.5 8.3 2.8 Liver SUV: 8.6 3.0 8.2 Superior Inferior

# Conclusions

- This interim update shows the exceptional efficacy of novel anti-PSMA CAR-T-cell product.
- P-PSMA-101 at very low doses induced durable biochemical, radiographic, and functional radiographic responses in heavily pretreated patients with mCRPC, including a pathologic complete response, with notable PFS and OS, and significant CAR-T-cell expansion to the $10^4$ to $10^5$ copies/µg DNA range.
- 10 of 14 patients (71%) demonstrated PSA declines, with 5 of 14 patients (36%) showing PSA declines of ≥50%.
- $T_{SCM}$ had elevated bone and inflammation homing markers and demonstrated trafficking to bone tumor biopsies, highly relevant in bone-avid disease like prostate cancer.
- CRS rate was 57% and ICANS rate was 14%, which was manageable when treated rapidly with anticytokine agents (29% treated with tocilizumab) and/or steroids.

CAR = chimeric antigen receptor; CRES = CAR-T–related encephalopathy syndrome; CRS = cytokine release syndrome; ICANS = immune effector cell–associated neurotoxicity; mCRPC = metastatic castration-resistant prostate cancer; OS = overall survival; PFS = progression-free survival; PSMA = prostate membrane-specific antigen; $T_{SCM}$ = stem cell memory T cells.

ASCO Genitourinary Cancers Symposium #GU22
PRESENTED BY: Susan Slovin, MD, PhD, Memorial Sloan Kettering Cancer Center, New York, NY
Content of this presentation is the property of the author, licensed by ASCO. Permission required for reuse.
ASCO AMERICAN SOCIETY OF CLINICAL ONCOLOGY KNOWLEDGE CONQUERS CANCER